EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-53552) and on Form S-3 (No. 33-83024) of Tripath Technology Inc. of our report dated January 30, 2003 relating to the financial statements which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

San Jose, California
March 28, 2003